UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 22, 2023
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	27-3008946 IRS Employer Identification Number)
150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

[  ] Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

[  ] Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

[  ] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 22, 2023, Rodney Yee resigned as a member of the Board of Directors of Firsthand Technology Value Fund, Inc. (the “Fund”) in order for the Fund’s Board of Directors to continue to comply with Section 56 of Investment Company Act of 1940 (the “Company Act”), which requires that the Fund have a majority of its directors who are not “interested” persons of the Fund within the meaning of the Company Act. The resignation of Mr. Nicholas Petredis as a Director in August 2023 for health reasons means that the Board would not otherwise meet that requirement under Section 56.

In addition, effective on September 22, 2023, Mr. Kimun Lee has moved from being a Class III Director (with a term that had a specified expiration at the annual meeting of stockholders in 2023, but who has continued to serve as Class III Director as a result of the inability to obtain a quorum to hold that annual meeting) to being a Class II Director (with a term expiring at the annual meeting of stockholders in 2025), through his resignation as a Class III Director and his election by the Board of Directors as a Class II Director. This change occurred in order to provide each class with one director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2023	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ KEVIN LANDIS
Kevin Landis
President